UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2007

SOUND WORLDWIDE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52116	20-5153419
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Superluck Industrial Centre Flat K, 13/F (Phase 2) 57 Sha Tsui Road, Tsuen Wan, N.T. Hong Kong, China		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (852) 2414-1831

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 21, 2007, the Board of Directors of Sound Worldwide Holdings, Inc. (the “Company”), by unanimous written consent, approved a change in the Company’s fiscal year end from December 31 to March 31, effective immediately. The Company will file with the SEC a transition report on Form 10-QT for the transition period beginning January 1, 2007 and ended March 31, 2007 no later than 45 days from the date of approval by the Board of Directors.

The Company’s Board of Directors made the decision to change the Company’s fiscal year end because The Company conducts all of its business and operations through its wholly-owned subsidiary, Sound Worldwide Limited, a British Virgins Island corporation (“SWL”), and its two subsidiaries, Best Allied Industrial Limited and Asian Point Investment Limited, each of which has fiscal years ending on March 31st. The Board of Directors of the Company believes it to be in the best interest of the Company to align its reporting cycle with the reporting cycle of SWL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 21, 2007	SOUND WORLDWIDE HOLDINGS, INC.

	By:	/s/ IVY SIU KUEN LAM
Ivy Siu Kuen Lam
President, Chief Operating Officer